EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-107329) of Westamerica Bancorporation of our report dated June 23, 2008 relating to the financial statements and supplemental schedules of the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan
(ESOP) as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006, and 2005 appearing in this Annual Report on Form 11-K.


                                           /s/ Perry-Smith LLP
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Sacramento, California
June 23, 2008